                                                                                                                        Exhibit 23.1

                          CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3
(the "Registration Statement") of our report dated January 18, 2002, relating to the financial statements, which appears in Pepco Holdings, Inc.'s Annual Report on Form 10-K for the period from inception (February 9, 2001) through December 31, 2001.

We also hereby consent to the incorporation by reference in this Registration Statement of our report dated January 18, 2002, relating to the financial statements and financial statement schedule, which appears in Potomac Electric Power Company's Annual Report on Form 10-K for
the year ended December 31, 2001.

We also consent to the reference to us under the heading "Experts" in such Registration
Statement.

PricewaterhouseCoopers LLP
Washington, DC
June 6, 2002